Exhibit 99.1

ARMADA HOFFLER PROPERTIES REPORTS FOURTH QUARTER 2014 RESULTS

FFO of $0.20 Per Diluted Share

Operating Property Portfolio at 95.7% Occupancy

Company Introduces 2015 Normalized FFO Guidance of

$0.85 to $0.90 Per Diluted Share

VIRGINIA BEACH, VA, February 12, 2015 — Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its results for the quarter ended December 31, 2014.

Highlights include:

•	Funds From Operations (“FFO”) of $8.0 million, or $0.20 per diluted share, for the quarter ended December 31, 2014. FFO of $28.1 million, or $0.80 per diluted share, for the full-year 2014.

•	Core FFO of $7.9 million, or $0.20 per diluted share, for the quarter ended December 31, 2014. Core FFO of $29.4 million, or $0.84 per diluted share, for the full-year 2014.

•	Occupancy up to 95.7%, compared to 95.1% as of September 30, 2014 and 94.4% as of December 31, 2013.

•	Increased quarterly GAAP and Cash Same Store Net Operating Income (“NOI”) 2.9% and 3.0%, respectively, compared to the fourth quarter of 2013.

•	Increased annual GAAP and Cash Same Store NOI 2.0% and 0.7%, respectively, compared to the full-year 2013.

•	In the fourth quarter, completed the sale of the Virginia Natural Gas office building for approximately $8.9 million, representing a cap rate of 6.25%.

•	In January 2015, completed the sale of the Sentara Williamsburg office building for approximately $15.4 million, representing a cap rate of 6.3%.

•	Entered into agreements to acquire two grocery anchored retail centers located in Maryland. These pending acquisitions will add over 185,000 square feet to the Company’s portfolio with a combined occupancy of approximately 90%. The Company intends to acquire 100% interests in these centers in exchange for a combination of common stock and cash including the net proceeds from the Sentara Williamsburg sale. These acquisitions are expected to be accretive to 2015 FFO per diluted share and are expected to close by the end of the first quarter of 2015. Both transactions are subject to customary closing conditions.

February 12, 2015

•	Entered into a commitment with a syndicate of banks co-led by Bank of America and Regions Bank for a new, expanded and unsecured $200 million credit facility that includes a $50 million term loan.

•	Declared a cash dividend of $0.17 per common share for the first quarter of 2015, representing a 6.3% increase over the prior quarter’s cash dividend. The first quarter dividend will be payable on April 9, 2015 to stockholders of record on April 1, 2015.

“We continue to be very pleased by the performance and trajectory of our Company,” commented Louis Haddad, Chief Executive Officer. “We delivered all of our 2014 projects on schedule and on budget and are poised to deliver four more projects and complete two property acquisitions in the first quarter of 2015. On the financing front, we entered into a commitment for a new unsecured credit facility and increased our dividend by 6.3%.”

Financial Results

Net income for the fourth quarter increased 82% to $5.2 million compared to $2.9 million for the fourth quarter of 2013.

FFO for the fourth quarter increased 20% to $8.0 million compared to $6.7 million for the fourth quarter of 2013. Core FFO for the fourth quarter increased 12% to $7.9 million compared to $7.1 million for the fourth quarter of 2013.

The quarter-over-quarter increases in net income, FFO and Core FFO reflect the Dimmock Square acquisition as well as higher occupancy and Same Store NOI in each of the Company’s operating property segments. The quarter-over-quarter increases in net income and FFO also reflect the positive initial performance of the development pipeline projects that the Company delivered in 2014. Net income for the fourth quarter also included a $2.2 million gain on the sale of the Virginia Natural Gas office building.

Financial results on a per diluted share basis for the fourth quarter of 2014 were affected by the Company’s underwritten public offering of 5.75 million shares of common stock in September 2014. Net income for the fourth quarter was $0.13 per diluted share compared to $0.09 per diluted share for the fourth quarter of 2013. FFO for the fourth quarter was $0.20 per diluted share compared to $0.21 per diluted share for the fourth quarter of 2013. Core FFO for the fourth quarter was $0.20 per diluted share compared to $0.22 per diluted share for the fourth quarter of 2013.

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Operating Performance

The Company executed new and renewal office and retail leases totaling over 50,000 square feet in the fourth quarter. At the end of the quarter, the Company’s office, retail and multifamily operating property portfolios were 95.2%, 96.4% and 95.7% occupied, respectively.

Balance Sheet and Financing Activity

At the end of the fourth quarter, the Company had total outstanding debt of approximately $359.2 million, including $59.0 million outstanding on its existing revolving credit facility. Approximately 40% of the Company’s debt had fixed interest rates at December 31, 2014 and, after considering interest rate swaps and LIBOR interest rate caps with strike prices at or below 150 basis points, approximately 73% of the Company’s debt was fixed or hedged at December 31, 2014.

Outlook

The Company is introducing its 2015 full-year guidance. The Company expects 2015 Normalized FFO in the range of $0.85 to $0.90 per diluted share.

“We believed that Core FFO, which adjusted for the initial performance of our development pipeline projects, was a useful supplemental performance measure for 2014 because of the number of multifamily deliveries unique to that year,” said Mike O’Hara, Chief Financial Officer. “Going forward, rather than Core FFO, we will report Normalized FFO that will not adjust for our non-stabilized development pipeline activity and non-cash stock compensation but will exclude certain items, including debt extinguishment costs, property acquisition costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items. Normalized FFO was $0.20 per diluted share for the fourth quarter and $0.82 per diluted share for the full-year 2014.”

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February 12, 2015

The following table outlines the Company’s assumptions along with Normalized FFO per share estimates for the full-year 2015.

Full-year 2015 Guidance [1]	Expected Ranges
Total GAAP NOI [2]	$52.3M	$53.3M
Construction company annual segment gross profit	$4.5M	$5.0M
General and administrative expenses	$8.3M	$8.6M
Interest expense [3]	$14.0M	$15.0M
Normalized FFO per diluted share [4]	$0.85	$0.90

[1]	Includes the impact of two pending acquisitions scheduled to close by the end of the first quarter of 2015 but excludes the impact of any other future acquisitions, dispositions or other capital markets activity.
[2]	Includes in excess of $8.5 million from development pipeline projects.
[3]	The mid-point of the range reflects the assumption factors in the LIBOR yield curve which anticipates increasing LIBOR during the year.
[4]	Assumes 40.2 million weighted average shares and units outstanding.

Supplemental Financial Information

Further details regarding operating results, properties and leasing statistics can be found in the Company’s supplemental financial package available at www.ArmadaHoffler.com under the Investor Relations section.

Webcast and Conference Call

The Company will host a webcast and conference call on Thursday, February 12, 2015 at 8:30 a.m. Eastern Time to review quarterly results and discuss recent events. The live webcast will be available through the Investor Relations page of the Company’s website, www.ArmadaHoffler.com, or through www.viavid.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through March 12, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13598676.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and

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February 12, 2015

multifamily properties in attractive markets throughout the Mid-Atlantic United States. The Company has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company’s construction and development business, including backlog and timing of deliveries, and financing activities, the new unsecured credit facility, as well as acquisitions most notably the two pending acquisitions in Maryland, dispositions and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other documents filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

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However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Management also believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, in 2014 the Company further adjusted FFO to arrive at Core FFO, which eliminated certain of these items, including, but not limited to, the impact of non-stabilized development pipeline projects and non-cash stock compensation expense.

Going forward, management believes that Normalized FFO is a more useful performance measure that will not adjust for the non-stabilized development pipeline impact or non-cash stock compensation but will exclude certain items, including but not limited to, debt extinguishment costs and prepayment penalties, property acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items.

For reference, as an aid in understanding the Company’s computation of FFO, Core FFO and Normalized FFO, a reconciliation of net income calculated in accordance with GAAP to FFO, Normalized FFO and Core FFO has been included on page nine of this release.

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February 12, 2015

ARMADA HOFFLER PROPERTIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31,
	2014	2013
	(Unaudited)
Assets
Real estate investments:
Income producing property	$513,918	$406,239
Construction in progress	81,082	56,737
Accumulated depreciation	(116,099)	(105,228)

Net real estate investments	478,901	357,748
Real estate investments held for sale	8,538	—
Cash and cash equivalents	25,883	18,882
Restricted cash	4,224	2,160
Accounts receivable, net	20,548	18,272
Construction receivables, including retentions	19,432	12,633
Construction costs and estimated earnings in excess of billings	272	1,178
Other assets	33,108	24,409

Total Assets	$590,906	$435,282

Liabilities and Equity
Indebtedness	$359,229	$277,745
Accounts payable and accrued liabilities	8,358	6,463
Construction payables, including retentions	42,399	28,139
Billings in excess of construction costs and estimated earnings	1,053	1,541
Other liabilities	17,961	15,873

Total Liabilities	429,000	329,761

Total Equity	161,906	105,521

Total Liabilities and Equity	$590,906	$435,282

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February 12, 2015

ARMADA HOFFLER PROPERTIES, INC. AND PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED INCOME STATEMENTS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenues
Rental revenues	$17,521	$14,992	$64,746	$57,520
General contracting and real estate services	32,060	19,373	103,321	82,516

Total revenues	49,581	34,365	168,067	140,036

Expenses
Rental expenses	4,437	3,557	16,667	14,025
Real estate taxes	1,512	1,347	5,743	5,124
General contracting and real estate services	30,947	17,945	98,754	78,813
Depreciation and amortization	4,976	3,786	17,569	14,898
General and administrative	1,943	1,725	7,711	6,937
Acquisition, development and other pursuit costs	55	—	229	—
Impairment charges	—	47	15	580

Total expenses	43,870	28,407	146,688	120,377

Operating income	5,711	5,958	21,379	19,659
Interest expense	(2,671)	(2,501)	(10,648)	(12,303)
Loss on extinguishment of debt	—	(135)	—	(2,387)
Gain on acquisitions and dispositions	2,211	—	2,211	9,460
Other (expense) income	(90)	(46)	(113)	297

Income before taxes	5,161	3,276	12,829	14,726
Income tax benefit (provision)	65	(410)	(70)	(273)

Net income	5,226	2,866	12,759	14,453
Net income attributable to Predecessor	—	—	—	(2,020)

Net income attributable to stockholders and unitholders	$5,226	$2,866	$12,759	$12,433

Per Share:
Basic and Diluted	$0.13	$0.09	$0.36	$0.39
Weighted Average Common Shares and Units:
Basic and Diluted	39,796	32,223	35,071	32,105

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ARMADA HOFFLER PROPERTIES, INC.

RECONCILIATION OF NET INCOME TO FFO, NORMALIZED FFO & CORE FFO

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31, 2014
	2014	2013
	(Unaudited)		(Unaudited)
Net income	$5,226	$2,866	$12,759
Depreciation and amortization	4,976	3,786	17,569
Gain on dispositions	(2,211)	—	(2,211)

Funds From Operations (FFO)	$7,991	$6,652	$28,117
Acquisition costs	55	—	229
Loss on extinguishment of debt	—	135	—
Loan modification costs	—	27	—
Impairment charges	—	47	15
Derivative mark-to-market adjustments	110	53	233

Normalized FFO	$8,156	$6,914	$28,594
Derivative mark-to-market adjustments	(110)	(53)	(233)
Non-cash stock compensation	197	237	917
Non-stabilized development projects	(305)	—	79

Core FFO	$7,938	$7,098	$29,357

FFO per diluted share	$0.20	$0.21	$0.80

Normalized FFO per diluted share	$0.20	$0.21	$0.82

Core FFO per diluted share	$0.20	$0.22	$0.84

Common Shares and Units Outstanding	39,796	32,223	35,071

Contact:

Julie Loftus Trudell

Armada Hoffler Properties, Inc.

Vice President of Investor Relations

Email: JTrudell@ArmadaHoffler.com

Phone: (757) 366-6692

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